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                                                                   EXHIBIT 10.17

                               ANIMAS CORPORATION

                            INVESTOR RIGHTS AGREEMENT

         This Investor Rights Agreement (this "Agreement") is entered into as of January 28, 2000, by and among Animas Corporation, a Delaware corporation (the "Company") and the purchasers of the Company's Series A Preferred Stock ("Series A Preferred Stock") set forth on Exhibit A of certain Series A Preferred Subscription Agreements of even date herewith (the "Subscription Agreements") and Exhibit A hereto. The purchasers of the Series A Preferred Stock shall be referred to hereinafter as the "Investors" and each individually as an "Investor."

                                    RECITALS

         WHEREAS, the Company proposes to sell and issue up to 1,920,000 shares of its Series A Preferred Stock pursuant to the Subscription Agreements; and

         WHEREAS, as a condition of entering into the Subscription Agreements, the Investors have requested that the Company extend to the rights set forth below.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Subscription Agreements, the parties mutually agree as follows:

1.       GENERAL

         1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         "Holder" means any person owning of record Registrable Securities that have not been sold to the public.

         "Initial Public Offering" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

         "Qualified Public Offering" means an underwritten, firm commitment public offering registered under the Securities Act covering the offer and sale by the Company of its Common Stock in which the aggregate gross proceeds to the Company exceed $15,000,000 and in which the price per share of such Common Stock equals $15.00 (such

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price subject to equitable adjustment in the event of any stock split, stock dividend, combination, reorganization, reclassification or other similar event).

         "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

         "Registrable Securities" means (a) Common Stock of the Company issued or issuable upon conversion of the Shares and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public pursuant to a registration statement or Rule 144.

         "Registrable Securities Then Outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

         "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

         "SEC" or "Commission" means the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

         "Shares" shall mean the Company's Series A Preferred Stock issued pursuant to the Subscription Agreements.

2.       REGISTRATION; RESTRICTIONS ON TRANSFER

         2.1      RESTRICTIONS ON TRANSFER.

                  2.1.1 Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

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                           2.1.1.1  There is then in effect a registration
statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           2.1.1.2  Such disposition is made pursuant to and in
compliance with Rule 144.

                  2.1.2 Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                  2.1.3 The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be unlegended may lawfully be so disposed of without registration, qualification or legend.

                  2.1.4 Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

         2.2      DEMAND REGISTRATION.

                  2.2.1 Subject to the conditions of this Section 2.2, if the Company receives a request from the Holders of at least 30% of the Registrable Securities Then Outstanding (the "Initiating Holders") that the Company register at least 30% of the Registrable Securities Then Outstanding then the Company shall, within 15 days of the receipt thereof, give notice of such request to all Holders, and use its best efforts to effect, as soon as practicable, the registration of all Registrable Securities that the Holders request to be registered.

                  2.2.2 If the Initiating Holders intend to distribute the Registrable Securities by means of an underwriting, they shall so advise the Company as a part of their demand pursuant to this Section 2.2 or Section 2.4 and the Company shall include such information in the notice referred to in
Section 2.2.1 or Section 2.4.1, as applicable. In such event, the right of any Holder to include its Registrable Securities in such

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registration shall be conditioned upon participation in such underwriting. The underwriter or underwriters for such offering shall be selected by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all participating Holders, and the number of shares that may be included in the underwriting and registration shall be allocated pro rata to the participating Holders based on the number of Registrable Securities held; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration.

                  2.2.3 The Company shall not be required to effect a registration pursuant to this Section 2.2:

                           2.2.3.1  prior to the earlier of the (i) third
anniversary of the date hereof or (ii) six months following the effective date of the registration statement pertaining to the Initial Public Offering;

                           2.2.3.2  after the Company has effected two
registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

                           2.2.3.3  during the period starting with the date of
filing of, and ending on the date six months following the effective date of a registration statement pertaining to (i) the Initial Public Offering or (ii) to any other underwritten public offering made pursuant to this Section 2.2 or
Section 2.4 or in which the Holders were given the opportunity to participate pursuant to Section 2.3 for not less than 25% of the amount of the offering; provided that the Company makes reasonable and diligent good faith efforts to cause such registration statement to become effective;

                           2.2.3.4  if within 15 days of receipt of a written
request from Initiating Holders pursuant to Section 2.2.1, the Company gives notice to the Holders of the Company's intention to make its Initial Public Offering within 90 days;

                           2.2.3.5  if the Company shall furnish to the
Initiating Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve month period;

                           2.2.3.6  if the Initiating Holders propose to dispose
of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

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                           2.2.3.7  If the Initiating Holders propose to dispose
of shares of Registrable Securities at an aggregate price to the public of less than $15,000,000.

         2.3      PIGGYBACK REGISTRATIONS.

                  2.3.1 The Company shall promptly notify all Holders prior to the filing of any registration statement under the Securities Act for a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of the Registrable Securities held by such Holder. Each Holder desiring to include Registrable Securities in any such registration statement shall notify the Company within 10 days after the notice from the Company. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company, all upon the terms and conditions set forth herein.

                  2.3.2 UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders. In such event, the right of any Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon the Holder's participation in the underwriting. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders pro rata based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis.

                  2.3.3 RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

         2.4      FORM S-3 REGISTRATION.

                  2.4.1 If the Company shall receive from the Holders of at least 30% of the Registrable Securities a request that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will (a) promptly give notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities and (b) as soon as practicable, effect such registration

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and all such qualifications and compliances as would permit or facilitate the sale and distribution of the Registrable Securities specified in such request, together with the Registrable Securities of any other Holder or Holders joining in such request by notice to the Company given within 15 days after receipt of such notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                           2.4.1.1  if Form S-3 (or any successor or similar
form) is not available for such offering by the Holders;

                           2.4.1.2  if the Holders propose to sell Registrable
Securities at an aggregate price to the public of less than $1,000,000;

                           2.4.1.3  if the Company shall furnish to the Holders
a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve month period;

                           2.4.1.4  if the Company has, within the twelve month
period preceding the date of such request, already effected a registration on Form S-3 for the Holders pursuant to this Section 2.4; or

                           2.4.1.5  in any particular jurisdiction in which the
Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  2.4.2 Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively. If the initiating Holders intend to distribute Registrable Shares pursuant to an underwriting, they shall so advise the Company in the demand pursuant to Section 2.2.1.

                  2.4.3 After the Company's Initial Public Offering, the Company will use its best efforts to qualify for the registration of its shares of Common Stock on Form S-3.

         2.5 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under
Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Company or the stockholders selling the securities. The Company shall not, however, be required to pay for Registration

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Expenses regarding any registration proceeding begun pursuant to Section 2.2, the request of which has been subsequently withdrawn by the Initiating Holders (and such Initiating Holders hereby indemnify the Company against all such expenses) unless (a) the withdrawal is based upon material adverse information concerning the Company (including a material drop in the market price of the Company's common stock) of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested.

         2.6 OBLIGATIONS OF THE COMPANY. Whenever required to register any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  2.6.1 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to three months for a registration pursuant to Section 2.2 and for up to six months for a registration pursuant to Section 2.4 or, if earlier, until the Holder or Holders have completed the distribution related thereto.

                  2.6.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in
Section 2.6.1 above.

                  2.6.3 Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  2.6.4 Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  2.6.5 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.

                  2.6.6 Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be

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delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  2.6.7 Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (a) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (b) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

         2.7 FURNISHING INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

         2.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

                  2.8.1 To the extent permitted by law, the Company will indemnify and hold harmless each Holder and the partners, officers, directors and stockholders of each Holder, any underwriter (as defined in the Securities
Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company:
(a) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,
(b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, stockholder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8.1 shall not apply to amounts paid in settlement of any such

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loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, stockholder, underwriter or controlling person of such Holder.

                  2.8.2 To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors, officers or stockholders or any person who controls such Holder, against any losses, claims, damages or liabilities to which the Company or any such person may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such person in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 2.8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.8 exceed the gross proceeds from the offering received by such Holder.

                  2.8.3 Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

                  2.8.4    If the indemnification provided for in this Section
2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the gross proceeds from the offering received by such Holder.

                  2.8.5    The obligations of the Company and Holders under this
Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         2.9      AMENDMENT OF REGISTRATION RIGHTS. Any provision of this
Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities Then Outstanding. Any amendment or waiver effected in accordance with this Section 2.9 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

         2.10 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities Then Outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder or that would limit in any way the registration rights granted to the Holders hereunder.

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         2.11     "MARKET STAND-OFF" AGREEMENT; AGREEMENT TO FURNISH
INFORMATION.

                  2.11.1 Each Holder hereby agrees that such Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed 180 days following the effective date of a registration statement of the Company filed under the Securities Act; provided that:

                           2.11.1.1 such agreement shall apply only to the
Company's Initial Public Offering; and

                           2.11.1.2 all officers and directors of the Company
and holders of at least one percent of the Company's voting securities enter into similar agreements.

                  2.11.2 Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said 180 day period.

3.       COVENANTS OF THE COMPANY

         3.1      BASIC FINANCIAL INFORMATION AND REPORTING.

                  3.1.1 Within 120 days after the end of each fiscal year of the Company, the Company will furnish each Investor a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year and the figures from the most recent budget approved by the Board of Directors, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Board of Directors.

                  3.1.2 So long as an Investor (with its affiliates) owns at least 320,000 shares of Registrable Securities (as adjusted for stock splits and combinations) (a "Major Investor"), the Company will furnish each such Major Investor (a) after approval by the Board of Directors an annual budget and operating plan for each fiscal year (and as soon as available, any subsequent revisions thereto); and (b) within 30 days after the end of each month, a balance sheet of the Company as of the end of each such month.

         3.2      INSPECTION AND OBSERVATION RIGHTS.

                  3.2.1 INSPECTION RIGHTS. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2.1 to provide access and/or any information that it reasonably considers to be a trade secret or similar confidential information or to provide any information to any Investor that the Company reasonably believes to be a competitor.

                  3.2.2 OBSERVATION RIGHTS. Each Major Investor, except Major Investors representing institutional investment funds if there is an Institutional Director as described in the Voting Agreement of even date herewith, shall have the right to observe each meeting of the Board of Directors provided that such Major Investor agrees to abide by role in board meetings as established by the Board of Directors; provided, however, that the Company shall not be obligated under this Section 3.2.2 to provide access and/or any information that it reasonably considers to be a trade secret or similar confidential information or to provide any information to any Investor that the Company reasonably believes to be a competitor.

         3.3 CONFIDENTIALITY OF RECORDS. Except with respect to such Investors as are parties to separate confidentiality agreements with the Company (the terms of which separate confidentiality agreements shall control), each Investor, on behalf of itself and its managers, directors, officers, employees and agents (collectively, the "Investor Parties") agrees to hold any information concerning the business and affairs of the Company (the "Confidential Material") in strict confidence and to use such Confidential Information solely for the purpose of evaluating and managing the Investor's investment in the Company and only to make available such Confidential Information to such officers, employees and representatives (including legal and accounting representatives) as is reasonably necessary for the Investor to evaluate and manage the investment or as may be required by law or regulation or to comply with the requirements of (or to receive approvals from) any applicable governmental agency. Notwithstanding the foregoing, "Confidential Information" shall not include any information which: (a) is or becomes available to the public other than as a result of a disclosure by such Investor; (b) was known to the Investor on a nonconfidential basis prior to its disclosure to the Investor by the Company as evidenced in writing; or (c) becomes available to the Investor on a nonconfidential basis from a source other than the Company or its agents, provided that such source is not bound by a confidentiality agreement with the Company. The Investor may disclose Confidential Information to any partner, subsidiary or parent of the Investor for the sole purpose of evaluating and managing the Investor's investment in the Company as long as such partner, subsidiary or parent agrees in writing to be bound by the confidentiality provisions of this Section 3.3 and such person is not a competitor of the Company.

         3.4 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

         3.5 BOARD OF DIRECTORS. Unless otherwise agreed to by Investors holding a majority of the Series A Preferred Stock, the Company shall maintain the number of directors on the Board of Directors at between five and seven.

         3.6 TERMINATION OF COVENANTS. All covenants of the Company contained in Section 3 of this Agreement (with the exception of section 3.4) shall expire and terminate as to each Investor upon the earlier of (a) the effective date of the registration statement pertaining to the Initial Public Offering or (b) upon an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction, together with their affiliates, own immediately after such transaction securities representing less than 50% of the voting power of the corporation or other entity surviving such transaction (a "Change in Control").

4.       RIGHT OF FIRST REFUSAL

         4.1 SUBSEQUENT OFFERINGS. In connection with subsequent equity financings, the Investors shall have a right of first refusal to purchase their pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.5 hereof. The term "Equity Securities" shall mean (a) any Common Stock or Preferred Stock of the Company, (b) any security convertible, with or without consideration, into any Common Stock or Preferred Stock (including any option to purchase such a convertible security), (c) any security carrying any warrant or right to subscribe to or purchase any Common Stock or Preferred Stock or (d) any such warrant or right.

         4.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give the Investors notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. The Investors shall have 15 days from the giving of such notice to agree to purchase the Equity Securities for the price and upon the terms and conditions specified in the notice by giving notice to the Company and stating therein the quantity of Equity Securities they agree to purchase.

         4.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If the Investors fail to exercise in full the rights of first refusal, the Company shall have 120 days thereafter to sell such Equity Securities to any other person(s), at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than were offered to the Investors pursuant to Section 4.2 hereof.

         4.4 TERMINATION AND WAIVER OF RIGHT OF FIRST REFUSAL. The right of first refusal established by this Section 4 shall not apply to, and shall terminate upon the effective date of the registration statement pertaining to the Company's Initial Public Offering. The right of first refusal will also terminate if (a) the Investors do not agree within the time provided in Section
4.2 to purchase all Equity Securities offered to them pursuant to Section 4.1 and (b) the Company sells the unpurchased Equity Securities to another person in accordance with Section 4.3, unless the Company and the Investors agree that such transaction will not cause a termination of the Investors' right of first refusal. The provisions of this Section 4 may be amended or waived only by the agreement of the Company and of Investors holding a majority of the number of shares of voting capital stock of the Company held by the Investors at any time.

         4.5 EXCLUDED SECURITIES. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity
Securities:

                  4.5.1 shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to compensation plans, agreements, or other arrangements that are approved by the Board of Directors;

                  4.5.2 stock, options or warrants issued pursuant to any rights or agreements outstanding as of the date of this Agreement,

                  4.5.3 options and warrants outstanding as of the date of this Agreement;

                  4.5.4 stock issued pursuant to such rights or agreements granted after the date of this Agreement, provided that the rights of first refusal established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements;

                  4.5.5 any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

                  4.5.6 shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

                  4.5.7 shares of Common Stock issued upon conversion of the Shares;

                  4.5.8 any Equity Securities issued pursuant to any equipment leasing arrangement or debt financing from a bank or similar financial institution or issued in connection with a bridge financing;

                  4.5.9 any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein has been approved by the Board of Directors; and

                  4.5.10   the Shares.

5.       MISCELLANEOUS

         5.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

         5.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Investor and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         5.3 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Subscription Agreements, the Voting Agreement of even date herewith among the Company and its stockholders, and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         5.4 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         5.5      AMENDMENT AND WAIVER.

                  5.5.1 Except as otherwise expressly provided, this Agreement may be amended or modified only upon the consent of the Company and the holders of at least a majority of the Registrable Securities; provided, however, that the addition to an exhibit hereto of an individual or entity who owns or acquires Shares shall require the consent of only the Company and such individual or entity.

                  5.5.2 Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the consent of the holders of at least a majority of the Registrable Securities.

                  5.5.3 All rights granted in this Agreement to Major Holders may be amended or waived only upon the consent of the Company and the holders of at least a majority of the Registrable Securities held by Major Holders.

         5.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

         5.7 NOTICES AND CONSENTS. All notices and consents required or permitted hereunder must be in writing and shall be deemed effectively given:
(a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) three business days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

         5.8 DISPUTE RESOLUTION. If any dispute arises under this Agreement, the parties shall seek to resolve any such dispute between them in the following manner:

                  5.8.1 Good Faith Negotiations. First, by promptly engaging in good faith negotiations among senior executives of each party.

                  5.8.2 Mediation. If the parties are unable to resolve the dispute within 20 business days following the first request by either party for good faith negotiations, then the parties shall endeavor to resolve the dispute by mediation administered by the American Arbitration Association ("AAA") under its Commercial Mediation Rules.

                  5.8.3 Arbitration. If the parties are unable to resolve the dispute within 30 days after the appointment of a mediator, the dispute shall be resolved as follows:

                           5.8.3.1  The dispute shall be resolved by arbitration
conducted on a confidential basis under the then-current Commercial Arbitration Rules and supervision of the AAA. If any part of this Section 5.9.3 is held to be unenforceable, it will be severed and will not affect either the duty to arbitrate or any other part of this Section 5.9.3. The arbitration will be held in Philadelphia, PA before a sole disinterested arbitrator who is knowledgeable in biotechnology and experienced in handling commercial disputes. The arbitrator shall be appointed jointly by the parties hereto within 30 days following the date on which the arbitration is instituted. If the parties are unable to agree upon the arbitrator within such 30-day period, the AAA shall be instructed to select such arbitrator within 15 days thereafter. The arbitrator's award will be final and binding and may be entered in any court having jurisdiction. The arbitrator will not have the power to award punitive or exemplary damages, or any damages excluded by, or in excess of, any damage limitations expressed in this Agreement. Issues of arbitrability will be determined in accordance solely with the federal substantive and procedural laws relating to arbitration; in all other respects, the arbitrator will be obligated to apply and follow the substantive law of the State of Delaware.

                           5.8.3.2  Unless the arbitrator, if any, determines
otherwise, each party will bear its own attorneys' fees and other costs associated with the negotiation and arbitration provided for hereunder, except that costs and expenses of the arbitrators shall be shared equally. If court proceedings to stay litigation or compel arbitration are necessary, the party who unsuccessfully opposes such proceedings will pay all associated costs, expenses and attorneys' fees which are reasonably incurred by the other party.

         5.9 EQUITABLE RELIEF. Neither party shall be precluded hereby from securing equitable remedies in courts of any jurisdiction, including, but not limited to, temporary restraining orders and preliminary injunctions to protect its rights and interests, but such relief shall not be sought as a means to avoid, delay or stay mediation, arbitration or Summary Proceeding.

         5.10 CONTINUING PERFORMANCE. Each party is required to continue to perform its obligations under this contract pending final resolution of any dispute arising out of or relating to this contract, unless to do so would be impossible or impracticable under the circumstances.

         5.11 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         5.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof

                                       ANIMAS CORPORATION

                                       By: __________________________
                                           Name: Katherine D. Crothall, Ph.D.
                                           Title: President

                  [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

[IF SIGNING AS AN INDIVIDUAL]

___________________                    _________________________________________
       Dated                           Name: ___________________________________

                                       _________________________________________
                                       Number of shares of Common Stock voted

[IF SIGNING ON BEHALF OF AN ENTITY]

                                       _________________________________________
                                       Name of Entity Voting Common Stock

__________________                     By:______________________________________
      Dated                            Name: ___________________________________
                                       Title: __________________________________

                                       _________________________________________
                                       Number of Shares of Common Stock Voted

                  [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS
                                 (AS OF 1/13/00)

Allan Bedwick
Angus Burton
Anvers I, LLP
Anvers II, LLP
Joe Byrum
Katherine D. Crothall
Graeme A. Crothall
Peter and Jessica Crothall
Dexter Company Pension Plan
Fred Deutsch
James George, MD
William A. Graham IV
William Graham V
Laura M. Graham
Andrew Jay
Ralph Kemp
Norman W. Lefkovitz
Burr B. McKeehan Pension Plan
John Moran
Richard E. Moses and Bonnie Smith Moses, Tenants by the Entireties
A. Peter  Parsons 401(K) Pension Plan